UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2018

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	66-0770448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Chalan Santo Papa Hagatna, Guam	96910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 22, 2017, President Donald Trump signed into law H.R.1, known as the Tax Cuts and Jobs Act (the “Tax Act”), which, among other items, reduces the federal corporate tax rate from 35% to 21%, effective January 1, 2018. As a result, based on currently available information and its preliminary estimate of the law’s impact, BankGuam Holding Company (the “Company”) has determined that the reduction in the federal corporate tax rate will cause a revaluation of its deferred tax assets. The Company’s deferred tax assets represent a decrease in corporate taxes expected to be paid in the future based on the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

The Company estimates the value of its deferred tax assets as of December 31, 2017 will be reduced by approximately $2.8 million, which will be recorded as additional income tax expense in its Consolidated Statements of Income for the fourth quarter of 2017. The revaluation of its deferred tax assets is estimated to reduce the Company’s fourth quarter earnings by approximately $0.35 per diluted share.

The Company’s revaluation of its deferred tax assets is subject to further clarifications of the Tax Act, as well as certain accounting valuation adjustments that have yet to be finalized. As such, the Company is unable to make a final determination of the impact on the quarterly and annual earnings for the period ended December 31, 2017 at this time. The estimated revaluation of deferred tax assets does not impact the Company’s estimate of the likelihood that the deferred tax assets will be utilized.

Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2017.

Forward-looking statements include statements regarding the estimated effects of the Tax Act on the Company’s quarterly and annual earnings for the period ended December 31, 2017. These forward-looking statements consist of preliminary estimates, are based on currently available information, as well as our current interpretations, assumptions and expectations relating to the Tax Act, and are subject to change, possibly materially, as the Company completes its year-end financial statements. We undertake no duty, and specifically disclaim any duty, to update or revise any forward-looking statements in this filing, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: February 9, 2018	BankGuam Holding Company

	By:	/s/ LOURDES A. LEON GUERRERO
Lourdes A. Leon Guerrero
President and Chief Executive Officer